CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Fenway Funds of our reports dated November 19, 2021, relating to the financial statements and financial highlights, which appear in Vanguard Equity Income Fund and Vanguard PRIMECAP Core Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

January 27, 2022